EXHIBIT 99.1
Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
SECOND QUARTER 2013 RESULTS

•	FFO per diluted share, as adjusted, increased 3.8% to $0.55 for the second quarter of 2013, compared with $0.53 for the prior-year period.
•	Same-center NOI increased 1.8% in the second quarter 2013 over the prior-year period, excluding lease termination fees and a one-time bankruptcy settlement included in the prior-year period.
•	Portfolio occupancy at June 30, 2013, increased 70 basis points to 93.0% from 92.3% for the prior-year period.
•	Average gross rent per square foot for stabilized mall leases signed in the second quarter of 2013 increased 12.1% over the prior gross rent per square foot.
•
Same-store sales increased 3.2% to $356 per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended June 30, 2013, compared with the prior-year period.

CHATTANOOGA, Tenn. (July 31, 2013) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2013. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Funds from Operations ("FFO") per diluted share	$0.51	$0.53	$1.04	$1.02
FFO, as adjusted, per diluted share	$0.55	$0.53	$1.08	$1.02

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CBL Reports Second Quarter 2013 Results

July 31, 2013

“Favorable operating trends within our portfolio continued this quarter and have our Company well positioned for a strong second half of the year,” commented Stephen Lebovitz, CBL's president and chief executive officer. “Occupancy, leasing and FFO performance were healthy, with positive NOI growth in-line with our guidance. At 97% leased and committed, the recent grand opening of The Outlet Shoppes at Atlanta was a huge success, attracting overflowing crowds. This quarter's announcement of the acquisition of the Sears stores for redevelopment at two of our most productive malls and the commencement of construction of The Outlet Shoppes at Louisville are exciting growth opportunities as we look ahead to next year.

“Our hard work to improve the balance sheet has already resulted in the achievement of a second investment grade rating from Fitch (BBB- with stable outlook) in addition to the previously announced rating from Moody's (Baa3). The Westfield Preferred is on track for redemption by the end of September, funded in part by over $240 million in equity generated from our ATM program and asset sales earlier this year. In addition, the closing of a new $400 million unsecured term loan this month provides additional capital to increase availability on our unsecured lines to fund new growth opportunities and retire secured loans as they mature.”

FFO, as adjusted, excludes nonrecurring items, impacting second quarter 2013 results. Nonrecurring items include a loss on extinguishment of debt of $9.1 million, primarily related to the prepayment of a loan secured by Mid Rivers Mall in St. Charles, MO, and a gain on investment of $2.4 million resulting from payment of a note receivable related to CBL's investment in China that was previously written-down.

FFO allocable to common shareholders, as adjusted, for the second quarter of 2013 was $90,801,000, or $0.55 per diluted share, compared with $79,950,000, or $0.53 per diluted share, for the second quarter of 2012. FFO of the operating partnership, as adjusted, for the second quarter of 2013 was $106,900,000, compared with $100,782,000, for the second quarter of 2012.

Net income attributable to common shareholders for the second quarter of 2013 was $501,000, or $0.00 per diluted share, compared with net income of $18,797,000, or $0.12 per diluted share for the second quarter of 2012. In addition to the nonrecurring items impacting FFO, net income in the second quarter of 2013 was impacted by a loss on impairment of real estate of $21.0 million primarily related to the write-down of the book value of Citadel Mall in Charleston, SC, to current fair value.

HIGHLIGHTS

▪
Portfolio same-center net operating income (“NOI”), in the prior-year periods included a $1.5 million bankruptcy settlement. Excluding this one-time item and lease termination fees, same-center NOI increased 1.8% for the three months and 1.4% for the six months ended June 30, 2013, over the prior-year periods. Portfolio same-center NOI, excluding lease termination fees, for the quarter ended June 30, 2013, increased 1.0% compared with an increase of 2.7% for the prior-year period. Same-center NOI, excluding lease terminations fees, for the six months ended June 30, 2013, increased 1.0% compared with an increase of 1.7% for the prior-year period.

▪	Average gross rent per square foot on stabilized mall leases signed during the second quarter of 2013 for tenants 10,000 square feet or less increased 12.1% over the prior gross rent per square foot.

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended June 30, 2013, increased 3.2% to $356 per square foot compared with $345 per square foot in the prior-year period.

▪
The Company's share of consolidated and unconsolidated variable rate debt of $1,214,826,000, as of June 30, 2013, represented 11.9% of the total market capitalization for the Company, compared with 9.6% as of June 30, 2012, and 22.8% of the Company's share of total consolidated and unconsolidated debt, compared with 17.2% as of June 30, 2012.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

▪	Debt-to-total market capitalization was 52.1% as of June 30, 2013, compared with 55.9% as of June 30, 2012.

▪
The ratio of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to interest expense was 2.82 times for the second quarter of 2013, compared with 2.58 times for the second quarter of 2012.

PORTFOLIO OCCUPANCY

	June 30,
	2013	2012
Portfolio occupancy	93%	92.3%
Mall portfolio	92.7%	92.4%
Stabilized malls	92.6%	92.3%
Non-stabilized malls(1)	100%	100%
Associated centers	93.6%	93.4%
Community centers	96.4%	91.1%
(1)The Outlet Shoppes at Oklahoma City is the only property included in the non-stabilized mall category.

ACQUISITION ACTIVITY
In April, CBL completed the acquisition of the remaining 51% interest in Kirkwood Mall in Bismarck, ND. CBL had previously acquired a 49% non-controlling interest in Kirkwood Mall in December 2012. In conjunction with the acquisition of the remaining interest, CBL assumed the $40.4 million non-recourse loan secured by the property, which bears a fixed interest rate of 5.75% and matures in April 2018.

During the second quarter, CBL acquired two Sears locations at Fayette Mall in Lexington, KY, and CoolSprings Galleria in Nashville, TN. CBL plans to redevelop both buildings into additional stores and restaurants. Sears will continue to operate in both locations until closing dates have been finalized.

FINANCING ACTIVITY
During the second quarter 2013, CBL retired the $71.7 million loan secured by South County Center in St. Louis, MO, with an interest rate of 4.96% and a scheduled maturity date of October 2013, as well as the $88.4 million loan secured by Mid Rivers Mall in St. Charles, MO, with an interest rate of 5.88% and a scheduled maturity date in May 2021. CBL recorded a $9.1 million loss on extinguishment of debt, primarily related to a prepayment fee on the Mid Rivers Mall loan, which was included in second quarter income from continuing operations and FFO. Subsequent to the second quarter, CBL retired a $16.0 million construction loan secured by Alamance Crossing West.

In July, CBL closed on a $400 million unsecured term loan with a term of five years. Based on the Company's current credit rating, the loan has a floating interest rate of 150 basis points over LIBOR.

CREDIT RATING
In May, CBL announced that the Company was assigned a Baa3 issuer rating from Moody's Investors Service.

In July, CBL announced that the Company was assigned a BBB- Issuer Default Rating with a stable outlook and a BBB- Senior Unsecured Note rating from Fitch Ratings.

CAPITAL MARKETS ACTIVITY
During the second quarter of 2013, CBL sold 5.75 million common shares, at a weighted average price of $25.83 per share, under its At-The-Market (“ATM”) equity offering program, generating net proceeds of $147.4 million. Year-to-date, CBL has sold 8.4 million shares generating net proceeds of $209.6 million through the ATM program. The net proceeds generated from the ATM program were used to reduce outstanding balances under the Company's unsecured credit facilities.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

OUTLOOK AND GUIDANCE
Based on second quarter results, including the effect of new shares issued under the ATM program, and CBL's current outlook, the Company is affirming 2013 FFO guidance in the range of $2.18 - $2.26 per share, after adjusting for the net impact of one-time items included in the second quarter 2013 results. Full-year guidance assumes same-center NOI growth in a range of 1.0% - 3.0%, $2.0 million to $4.0 million of outparcel sales and a 25-50 basis point increase in year-end occupancy. The guidance also assumes the pay-off of the Westfield Preferred Units in September using the Company's unsecured lines of credit and cash on hand. The guidance excludes the impact of any future unannounced transactions. The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.63	$0.71
Adjust to fully converted shares from common shares	(0.10)	(0.11)
Expected earnings per diluted, fully converted common share	0.53	0.60
Add: depreciation and amortization	1.55	1.55
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Expected FFO per diluted, fully converted common share	$2.18	$2.26

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Thursday, August 1, 2013, to discuss its second quarter results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2901. A replay of the conference call will be available through August 8, 2013, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21646864. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., second quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2013 second quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, August 1, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through August 8, 2013.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 159 properties, including 96 regional malls/open-air centers. The properties are located in 31 states and total 92.0 million square feet including 9.3 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors' understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company's properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

As described above, during the second quarter 2013, the Company recorded a loss on extinguishment of debt of $9.1 million and gain on investment of $2.4 million. Considering the significance and nature of these items, the Company believes that it is important to identify their impact on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES:
Minimum rents	$170,185	$164,613	$340,663	$322,123
Percentage rents	2,376	1,756	7,291	5,208
Other rents	4,698	4,664	9,995	9,950
Tenant reimbursements	72,576	70,994	146,935	140,686
Management, development and leasing fees	2,849	1,967	5,924	4,436
Other	9,753	7,850	17,606	15,910
Total revenues	262,437	251,844	528,414	498,313
OPERATING EXPENSES:
Property operating	35,098	35,491	76,176	72,356
Depreciation and amortization	70,515	67,156	142,070	129,414
Real estate taxes	22,013	23,211	45,055	45,540
Maintenance and repairs	13,772	13,034	28,463	25,791
General and administrative	12,875	11,993	26,299	25,793
Loss on impairment	21,038	—	21,038	—
Other	8,190	6,559	14,846	13,317
Total operating expenses	183,501	157,444	353,947	312,211
Income from operations	78,936	94,400	174,467	186,102
Interest and other income	661	1,295	1,388	2,370
Interest expense	(57,205)	(61,400)	(117,033)	(121,231)
Loss on extinguishment of debt	(9,108)	—	(9,108)	—
Gain on sales of real estate assets	457	—	1,000	94
Gain on investments	2,400	—	2,400	—
Equity in earnings of unconsolidated affiliates	2,729	2,073	5,348	3,339
Income tax provision	(757)	(267)	(583)	(39)
Income from continuing operations	18,113	36,101	57,879	70,635
Operating income (loss) of discontinued operations	35	3,308	(627)	4,414
Gain (loss) on discontinued operations	91	(16)	872	895
Net income	18,239	39,393	58,124	75,944
Net income attributable to noncontrolling interests in:
Operating partnership	(36)	(5,197)	(3,527)	(9,559)
Other consolidated subsidiaries	(6,479)	(4,805)	(12,560)	(10,945)
Net income attributable to the Company	11,724	29,391	42,037	55,440
Preferred dividends	(11,223)	(10,594)	(22,446)	(21,188)
Net income attributable to common shareholders	$501	$18,797	$19,591	$34,252
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$—	$0.11	$0.12	$0.20
Discontinued operations	—	0.01	—	0.03
Net income attributable to common shareholders	$—	$0.12	$0.12	$0.23
Weighted average common shares outstanding	166,607	150,913	164,088	149,704

Diluted earnings per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$—	$0.11	$0.12	$0.20
Discontinued operations	—	0.01	—	0.03
Net income attributable to common shareholders	$—	$0.12	$0.12	$0.23
Weighted average common and potential dilutive common shares outstanding	166,607	150,954	164,088	149,746

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$394	$16,184	$19,383	$30,071
Discontinued operations	107	2,613	208	4,181
Net income attributable to common shareholders	$501	$18,797	$19,591	$34,252

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CBL Reports Second Quarter 2013 Results

July 31, 2013

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income attributable to common shareholders	$501	$18,797	$19,591	$34,252
Noncontrolling interest in income of operating partnership	36	5,197	3,527	9,559
Depreciation and amortization expense of:
Consolidated properties	70,515	67,156	142,070	129,414
Unconsolidated affiliates	9,923	11,008	19,871	22,119
Discontinued operations	—	970	107	1,985
Non-real estate assets	(484)	(471)	(958)	(888)
Noncontrolling interests' share of depreciation and amortization	(1,282)	(1,883)	(2,889)	(2,329)
Loss on impairment, net of tax benefit	21,038	—	21,038	196
Gain on depreciable property	—	—	(2)	(493)
(Gain) loss on discontinued operations, net of taxes	(55)	8	(540)	(557)
Funds from operations of the operating partnership	100,192	100,782	201,815	193,258
Gain on investments	(2,400)	—	(2,400)	—
Loss on extinguishment of debt	9,108	—	9,108	—
Funds from operations of the operating partnership, as adjusted	$106,900	$100,782	$208,523	$193,258

Funds from operations per diluted share	$0.51	$0.53	$1.04	$1.02
Gain on investments	(0.01)	—	(0.01)	—
Loss on extinguishment of debt	0.05	—	0.05	—
Funds from operations, as adjusted, per diluted share	$0.55	$0.53	$1.08	$1.02

Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	196,153	190,277	193,633	190,218

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$100,192	$100,782	$201,815	$193,258
Percentage allocable to common shareholders (1)	84.94%	79.33%	84.74%	78.72%
Funds from operations allocable to common shareholders	$85,103	$79,950	$171,018	$152,133

Funds from operations of the operating partnership, as adjusted	$106,900	$100,782	$208,523	$193,258
Percentage allocable to common shareholders (1)	84.94%	79.33%	84.74%	78.72%
Funds from operations allocable to common shareholders, as adjusted	$90,801	$79,950	$176,702	$152,133

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 11.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,725	$1,408	$2,538	$2,158
Lease termination fees per share	$0.01	$0.01	$0.01	$0.01

Straight-line rental income	$1,746	$1,812	$2,836	$2,222
Straight-line rental income per share	$0.01	$0.01	$0.01	$0.01

Gains on outparcel sales	$457	$2,754	$1,000	$2,853
Gains on outparcel sales per share	$—	$0.01	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$43	$638	$629	$780
Net amortization of acquired above- and below-market leases per share	$—	$—	$—	$—

Net amortization of debt premiums (discounts)	$700	$603	$1,076	$1,055
Net amortization of debt premiums (discounts) per share	$—	$—	$0.01	$0.01

Income tax provision	$(757)	$(267)	$(583)	$(39)
Income tax provision per share	$—	$—	$—	$—

Loss on impairment from continuing operations	$(21,038)	$—	$(21,038)	$—
Loss on impairment from continuing operations per share	$(0.11)	$—	$(0.11)	$—

Loss on impairment from discontinued operations	$—	$—	$—	$(293)
Loss on impairment from discontinued operations per share	$—	$—	$—	$—

Loss on extinguishment of debt from continuing operations	$(9,108)	$—	$(9,108)	$—
Gain on extinguishment of debt from continuing operations per share	$(0.05)	$—	$(0.05)	$—

Gain on investments	$2,400	$—	$2,400	$—
Gain on investments per share	$0.01	$—	$0.01	$—

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CBL Reports Second Quarter 2013 Results

July 31, 2013

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income attributable to the Company	$11,724	$29,391	$42,037	$55,440

Adjustments:
Depreciation and amortization	70,515	67,156	142,070	129,414
Depreciation and amortization from unconsolidated affiliates	9,923	11,008	19,871	22,119
Depreciation and amortization from discontinued operations	—	970	107	1,985
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,282)	(1,883)	(2,889)	(2,329)
Interest expense	57,205	61,400	117,033	121,231
Interest expense from unconsolidated affiliates	9,764	11,093	19,836	22,296
Interest expense from discontinued operations	—	1	—	231
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(977)	(1,002)	(1,953)	(1,462)
Abandoned projects expense	(1)	1	1	(123)
Gain on sales of real estate assets	(457)	—	(1,000)	(94)
Gain on sales of real estate assets from discontinued operations	—	(2,543)	—	(3,036)
Gain on sales of real estate assets of unconsolidated affiliates	—	(220)	—	(215)
Gain on investments	(2,400)	—	(2,400)	—
Loss on extinguishment of debt	9,108	—	9,108	—
Loss on impairment	21,038	—	21,038	—
Loss on impairment from discontinued operations	—	—	—	293
Income tax provision	757	267	583	39
Net income attributable to noncontrolling interest in earnings of operating partnership	36	5,197	3,527	9,559
(Gain) loss on discontinued operations	(91)	16	(872)	(895)
Operating partnership's share of total NOI	184,862	180,852	366,097	354,453
General and administrative expenses	12,875	11,993	26,299	25,793
Management fees and non-property level revenues	(6,057)	(5,787)	(14,373)	(11,482)
Operating partnership's share of property NOI	191,680	187,058	378,023	368,764
Non-comparable NOI	(10,077)	(7,782)	(18,017)	(12,845)
Total same-center NOI	$181,603	$179,276	$360,006	$355,919
Total same-center NOI percentage change	1.3%		1.1%

Total same-center NOI	$181,603	$179,276	$360,006	$355,919
Less lease termination fees	(1,775)	(1,189)	(2,581)	(1,937)
Total same-center NOI, excluding lease termination fees	$179,828	$178,087	$357,425	$353,982

Malls	$162,404	$162,057	$322,324	$321,050
Associated centers	8,153	8,187	16,483	16,251
Community centers	4,564	4,317	9,259	8,641
Offices and other	4,707	3,526	9,359	8,040
Total same-center NOI, excluding lease termination fees	$179,828	$178,087	$357,425	$353,982

Percentage Change:
Malls *	0.2%		0.4%
Associated centers	(0.4)%		1.4%
Community centers	5.7%		7.2%
Offices and other	33.5%		16.4%
Total same-center NOI, excluding lease termination fees *	1%		1%
* Same-Center NOI for the three months and six months ended June 30, 2012, included a one-time bankruptcy settlement of $1.5 million. Excluding the settlement, the increase in same-center mall NOI for the three months and six months ended June 30, 2013 was 1.2% and 0.9%, respectively. Excluding the settlement, the change in total same-center NOI for the three months and six months ended June 30, 2013 was 1.8% and 1.4%, respectively.

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CBL Reports Second Quarter 2013 Results

July 31, 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,534,693	$1,087,702	$4,622,395
Noncontrolling interests' share of consolidated debt	(68,211)	(5,700)	(73,911)
Company's share of unconsolidated affiliates' debt	657,160	132,824	789,984
Company's share of consolidated and unconsolidated debt	$4,123,642	$1,214,826	$5,338,468
Weighted average interest rate	5.51%	2.11%	4.74%

	As of June 30, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,886,105	$807,103	$4,693,208
Noncontrolling interests' share of consolidated debt	(69,684)	—	(69,684)
Company's share of unconsolidated affiliates' debt	673,154	126,890	800,044
Company's share of consolidated and unconsolidated debt	$4,489,575	$933,993	$5,423,568
Weighted average interest rate	5.47%	2.53%	4.96%

Debt-To-Total-Market Capitalization Ratio as of June 30, 2013
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,452	$21.42	$4,272,262
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,898,512
Company's share of total debt			5,338,468
Total market capitalization			$10,236,980

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on June 28, 2013. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
2013:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	166,607	166,607	164,088	164,088
Weighted average operating partnership units	29,546	29,546	29,545	29,545
Weighted average shares- FFO	196,153	196,153	193,633	193,633

2012:
Weighted average shares - EPS	150,913	150,954	149,704	149,746
Weighted average operating partnership units	39,323	39,323	40,472	40,472
Weighted average shares- FFO	190,236	190,277	190,176	190,218

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Weighted average cash dividend per share	$0.23838	$0.22896	$0.47702	$0.45792
FFO as adjusted, per diluted fully converted share	$0.55	$0.53	$1.08	$1.02
Dividend payout ratio	43.3%	43.2%	44.2%	44.9%

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CBL Reports Second Quarter 2013 Results

July 31, 2013

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	As of
	June 30, 2013	December 31, 2012
ASSETS
Real estate assets:
Land	$909,585	$905,339
Buildings and improvements	7,237,585	7,228,293
	8,147,170	8,133,632
Accumulated depreciation	(2,061,148)	(1,972,031)
	6,086,022	6,161,601
Held for sale	—	29,425
Developments in progress	210,086	137,956
Net investment in real estate assets	6,296,108	6,328,982
Cash and cash equivalents	64,430	78,248
Receivables:
Tenant, net of allowance for doubtful accounts of $2,154 and $1,977 in 2013 and 2012, respectively	78,803	78,963
Other, net of allowance for doubtful accounts of $1,283 and $1,270 in 2013 and 2012, respectively	29,985	8,467
Mortgage and other notes receivable	25,020	25,967
Investments in unconsolidated affiliates	282,389	259,810
Intangible lease assets and other assets	257,908	309,299
	$7,034,643	$7,089,736
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,622,395	$4,745,683
Accounts payable and accrued liabilities	327,399	358,874
Total liabilities	4,949,794	5,104,557
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	40,471	40,248
Redeemable noncontrolling preferred joint venture interest	423,777	423,834
Total redeemable noncontrolling interests	464,248	464,082
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 169,906,529 and 161,309,652 issued and outstanding in 2013 and 2012, respectively	1,699	1,613
Additional paid-in capital	1,955,990	1,773,630
Accumulated other comprehensive income	7,855	6,986
Dividends in excess of cumulative earnings	(510,761)	(453,561)
Total shareholders' equity	1,454,808	1,328,693
Noncontrolling interests	165,793	192,404
Total equity	1,620,601	1,521,097
	$7,034,643	$7,089,736

-END-